        Exhibit 99.1

Contact:	Mary A. Chaput
Executive Vice President and
Chief Financial Officer
(615) 665-1122

HEALTHWAYS REPORTS EARNINGS OF $0.30 PER DILUTED SHARE

FOR FIRST-QUARTER FISCAL 2008

REVENUES INCREASE 50% OVER PRIOR YEAR

NEW BUSINESS BACKLOG EXCEEDS $50 MILLION AT QUARTER’S END

NASHVILLE, Tenn. (December 19, 2007) – Ben R. Leedle, Jr., president and chief executive officer of Healthways, Inc. (NASDAQ: HWAY), today announced financial results for the first fiscal quarter ended November 30, 2007. Total revenues for the quarter increased 50% to $175.8 million from $117.1 million for the first quarter of fiscal 2007. Net income for the first quarter of fiscal 2008 was $11.2 million, or $0.30 per diluted share, which was above earnings guidance of $0.27 to $0.29 for the quarter. Net income for the first quarter of fiscal 2007 was $11.8 million, or $0.32 per diluted share.

Mr. Leedle remarked, “Our first-quarter financial results represent a solid start to fiscal 2008, with earnings slightly ahead of our guidance and with substantial and sustained sales momentum contributing to a backlog of annualized revenue at the quarter’s end of $51 million. In addition, since the beginning of the second quarter, we have added $10 million to the backlog. This backlog reflects strong continuing demand in both our health plan and employer markets, as we have added or expanded programs with 12 health plans and 51 employers since the beginning of fiscal 2008.

“These contracts, as well as our significant pipeline of potential contracts, include both existing customers and new health plans and large self-insured employers. They also incorporate single and bundled services across our comprehensive continuum of Health and Care SupportSM solutions, including contracts with:

•	New customer, Independence Blue Cross, to provide our SilverSneakers® program to their Medicare Advantage members;
•	New customer, Excellus BlueCross BlueShield, to provide Health SupportSM solutions to their members;
•	Current customer, CareFirst BlueCross BlueShield, to expand services to provide our impact conditions program;
•	Current customer, Blue Cross Blue Shield of Massachusetts, to expand services to include access to our CAM/Chiro network; and
•	Current customer, Rocky Mountain Health Plans, for comprehensive integrated Health and Care Support services.

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HWAY Reports First-Quarter Results

December 19, 2007

“In addition, we continue to experience increasing interest in our comprehensive integrated solution, which supports individuals in living a better life, regardless of their past, current and future health circumstances. The value proposition for health plan and employer customers is healthier individuals who cost less and are significantly more productive, driving higher performance. We expect the expansion of this value proposition to support further contracting success during the remainder of fiscal 2008, and beyond.

“As anticipated, our expanded Health Support solutions were primarily accountable for the substantial increase in our revenue for the first quarter of fiscal 2008 compared with the first quarter of fiscal 2007. This growth produced a 29% increase in EBITDA, to $34.8 million for the first quarter of fiscal 2008 from $26.9 million for the first quarter of fiscal 2007. The increase in EBITDA for the comparable periods occurred even with continued integration costs from the Axia transaction, initial costs associated with four new call centers and other costs associated with preparation for new contracts scheduled to begin operations early in 2008.

COMPARISON OF EBITDA AND RECONCILIATION TO NET INCOME

See pages 8 and 9 for a reconciliation of GAAP and non-GAAP results

(In thousands)

	Three Months Ended November 30,
	2007	2006
Total EBITDA	$34,785	$26,922
Interest expense	5,341	295
Income tax expense	7,803	7,975
Depreciation and amortization	10,458	6,818

Net income	$11,183	$11,834

“Billed lives of 26.7 million at the end of the first quarter remained at a penetration rate of approximately 15% of our total available lives of 183.4 million at the quarter’s end. Consistent with prior years, we expect our billed lives to increase in our second quarter as a result of the scheduled launch of contracts at the beginning of the new calendar year.

“Domestic results for the first quarter continued to include costs associated with our participation in two Medicare Health Support (“MHS”) pilots and were in line with our expectations. Our international results were slightly better than anticipated and included costs associated with the implementation of our first contract in Germany, including the development of the new call center in Berlin, as well as other costs related to the continuing development of our international business.

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HWAY Reports First-Quarter Results

December 19, 2007

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE

See pages 8 and 9 for a reconciliation of GAAP and non-GAAP results

	Three Months Ended November 30,
	2007		2006
Domestic	0.33		0.34
International	(0.04)		(0.02)

EPS, GAAP basis	$0.30	(1)	$0.32

(1)	Figures may not add due to rounding.

“The Company produced cash flow from operations for the first quarter of fiscal 2008 of $25.5 million, or 2.3 times net income, which contributed to further strengthening of our financial position. After paying down $10.6 million in debt and spending $16.0 million for capital expenditures, we completed the quarter with $54.5 million in cash and cash equivalents. Debt to total capitalization improved to 43%, the third consecutive sequential-quarter decline from 51% at the end of the second quarter of fiscal 2007 after we acquired Axia.”

Financial Guidance

Revenue

Healthways today affirmed its guidance for revenues for fiscal 2008 in a range of $782 million to $815 million. Further, Healthways expects to record its first revenues related to the contract in Germany with Deutsche Angestellten Krankenkasse (DAK) during fiscal 2008 in a range of $8 million to $10 million. The anticipated growth is consistent with our goal of sustained annual revenue growth of 25% or greater.

COMPARISON OF COMPONENTS OF REVENUES FOR

FISCAL 2008 (GUIDANCE) AND FISCAL 2007

(Dollars in millions)

	Fiscal 2008 (Guidance)	Fiscal 2007	% Change
Domestic	$774.0 – 805.0	$615.6	26 – 31%
International	8.0 – 10.0	–
Total Company	$782.0 – 815.0	$615.6	27 – 31%

Earnings

The Company today also affirmed its guidance for earnings per diluted share for fiscal 2008 in a range of $1.77 to $1.86, or 45% to 52% above $1.22 for fiscal 2007. Healthways’ guidance for fiscal 2008 earnings per diluted share for the domestic business is in a range of $1.88 to $1.95, which

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December 19, 2007

includes an expected net cost impact of the MHS pilots of approximately $0.25. The Company’s guidance for fiscal 2008 earnings per diluted share is also based on expected net costs in a range of $0.09 to $0.11 related to Healthways’ international business.

COMPARISON OF FISCAL 2008 EPS GUIDANCE TO FISCAL 2007 RESULTS

AND COMPONENTS OF SECOND-QUARTER FISCAL 2008 GUIDANCE

See pages 8 and 9 for a reconciliation of GAAP and non-GAAP results

	Twelve Months			Three Months Ending Feb. 29, 2008 (Guidance )
	Ending Aug. 31, 2008 (Guidance)	Ended Aug. 31, 2007	% Change
Domestic	$1.88 – 1.95	$1.34	40 – 46%	$0.36 – 0.37
International	(0.11) – (0.09)	(0.12)		(0.04) – (0.03)
Earnings per diluted share,
GAAP basis	$1.77 – 1.86	$1.22	45 – 52%	$0.32 – 0.34

Summary

Mr. Leedle concluded, “As our guidance implies, we are confident that our expanding ability to create value provides us substantial growth opportunities for fiscal 2008 and beyond. Over the near term, we expect to grow primarily by adding billed lives through expanded services within our existing customer base. In addition, we are successfully expanding our addressable markets by the addition of new health plan and employer customers domestically and through the anticipated launch of our first international contract in Germany on January 1, 2008. We also remain fundamentally committed to enhancing our value proposition through continuous innovation. Consistent with our history of driving industry change through innovation, we are confident that our next-generation solutions will significantly expand our market opportunity and our prospects for increased stockholder value.”

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 3988840, and the replay will also be available on the Company’s Web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations. In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that the following important factors, among others, may affect these forward-looking statements. Consequently, actual operations

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December 19, 2007

and results may differ materially from those expressed in these forward-looking statements. The important factors include but are not limited to: the effect of any new or proposed legislation, regulations and interpretations relating to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, including the potential expansion to Phase II for MHS Programs; the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of its health plan contracts and/or its Cooperative Agreement with CMS ahead of data collection and reconciliation in order to provide forward-looking guidance; the Company’s ability to effect the financial and clinical outcomes under its Cooperative Agreement with CMS and reach mutual agreement with CMS with respect to results necessary to achieve success under Phase I of the Medicare Health Support Pilots; the Company’s ability to anticipate the rate of market acceptance of Health and Care Support solutions and the individual market dynamics in potential international markets; the ability of the Company to accurately forecast the costs necessary to implement the Company’s strategy of establishing a presence in these markets; the Company’s ability to sign and implement new contracts for Health and Care Support solutions; the Company’s ability to effect cost savings and clinical outcomes improvements under Health and Care Support contracts and reach mutual agreement with customers with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the ability of the Company’s customers and/or CMS to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance under the terms of its health plan contracts; the Company’s ability to favorably resolve contract billing and interpretation issues with its customers; increased leverage incurred in conjunction with the acquisition of Axia and the Company’s ability to service its debt and make principal and interest payments as those payments become due; the Company’s ability to integrate the operations of Axia and other acquired businesses or technologies into the Company’s business; the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; unusual and unforeseen patterns of healthcare utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services; and other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2007 and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the leading provider of specialized, comprehensive Health and Care SupportSM solutions to help millions of people maintain or improve their health and, as a result, reduce overall healthcare costs. Healthways’ solutions are designed to help healthy individuals stay healthy, mitigate and slow the progression of disease associated with family or lifestyle risk factors and promote the best possible health for those already affected by disease. Our proven, evidence-based programs provide highly specific and personalized interventions for each individual in a population, irrespective of age or health status, and are delivered to consumers by phone, mail, internet and face-to-face interactions, both domestically and internationally. Healthways also provides a national, fully accredited complementary and alternative Health Provider Network, offering convenient access to individuals who seek health services outside of, and in conjunction with, the traditional healthcare system. For more information, please visit www.healthways.com.

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December 19, 2007

HEALTHWAYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	November 30,
	2007	2006

Revenues	$175,819	$117,055
Cost of services (exclusive of depreciation and amortization of $7,810 and $5,635, respectively, included below)	124,186	77,549
Selling, general and administrative expenses	16,848	12,584
Depreciation and amortization	10,458	6,818

Operating income	24,327	20,104
Interest expense	5,341	295

Income before income taxes	18,986	19,809
Income tax expense	7,803	7,975

Net income	$11,183	$11,834

Earnings per share:
Basic	$0.31	$0.34

Diluted	$0.30	$0.32

Weighted average common shares
and equivalents:
Basic	35,717	34,627
Diluted	37,690	36,608

See accompanying notes to the consolidated financial statements.

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Healthways, Inc.

Statistical Information

(In thousands)

(Unaudited)

	November 30,	November 30,
	2007	2006
Operating Statistics
Available Lives	183,400	76,900
Billed Lives	26,735	2,462
Annualized revenue in backlog	$51,019	$7,867

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Healthways, Inc.

Reconciliations of Non-GAAP Measures to GAAP Measures

(Unaudited)

Reconciliation of Domestic Diluted Earnings Per Share (EPS) to Diluted EPS, GAAP Basis

	Three Months	Year	Three Months
	Ended	Ended	Ended
	November 30, 2007	August 31, 2007	November 30, 2006
Domestic EPS (1)	$0.33	$1.34	$0.34
EPS (loss) attributable to international initiatives (2)	(0.04)	(0.12)	(0.02)
EPS, GAAP basis (3)	$0.30	$1.22	$0.32

(1) Domestic EPS is a non-GAAP financial measure. The Company excludes EPS (loss) attributable to international initiatives from this measure and relies on domestic EPS because of its comparability to the Company's historical operating results and EPS guidance. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider domestic EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(2) EPS (loss) attributable to international initiatives includes costs to implement the Company's strategy of establishing a presence in international markets as well as costs of securing and implementing its first international contract.

(3) Figures may not add due to rounding.

Reconciliation of Domestic Diluted EPS Guidance to Diluted EPS Guidance, GAAP Basis

	Three Months Ending	Twelve Months Ending
	February 29, 2008	August 31, 2008
Domestic EPS guidance (4)	$0.36 – 0.37	$1.88 – 1.95
EPS (loss) guidance attributable to international operations (5)	(0.04) - (0.03)	(0.11) - (0.09)
EPS guidance, GAAP basis	$0.32 - 0.34	$1.77 - 1.86

(4) Domestic EPS guidance is a non-GAAP financial measure. The Company excludes EPS (loss) guidance attributable to international operations from this measure and relies on domestic EPS guidance because of its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider domestic EPS guidance in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(5) EPS (loss) guidance attributable to international operations includes anticipated revenues and costs attributable to securing and operating international contracts.

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December 19, 2007

Reconciliation of Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) to Net Income (in thousands)

	Three Months Ended
	November 30, 2007	November 30, 2006
Total EBITDA (6)	$34,785	$26,922
Interest expense	5,341	295
Income tax expense	7,803	7,975
Depreciation and amortization	10,458	6,818
Net income	$11,183	$11,834

(6) EBITDA is a non-GAAP financial measure. The Company excludes interest, taxes, depreciation and amortization from this measure and provides EBITDA to enhance investors' understanding of the Company's operating performance and its capacity to fund capital expenditures and working capital requirements. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider EBITDA in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.

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HEALTHWAYS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	November 30,	August 31,
	2007	2007
Assets
Current assets:
Cash and cash equivalents	$54,528	$47,655
Accounts receivable, net	100,385	80,201
Prepaid expenses	9,125	10,370
Other current assets	5,900	4,319
Income taxes receivable	—	1,741
Deferred tax asset	7,951	7,145

Total current assets	177,889	151,431

Property and equipment
Leasehold improvements	19,364	19,268
Computer equipment and related software	93,948	87,843
Furniture and office equipment	20,429	20,435
Capital projects in process	27,479	12,336
	161,220	139,882
Less accumulated depreciation	(87,620)	(81,160)
Net property and equipment	73,600	58,722

Other assets	14,971	15,609
Customer contracts, net	39,956	41,777
Other intangible assets, net	75,566	77,722
Goodwill, net	483,727	483,584

Total assets	$865,709	$828,845

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$19,998	$13,630
Accrued salaries and benefits	24,609	18,960
Accrued liabilities	25,542	22,146
Deferred revenue	6,878	7,918
Contract billings in excess of earned revenue	76,380	72,829
Income taxes payable	2,672	—
Current portion of long-term debt	2,202	2,213
Current portion of long-term liabilities	2,869	2,943

Total current liabilities	161,150	140,639

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December 19, 2007

Long-term debt	286,519	297,059
Long-term deferred tax liability	249	14,009
Other long-term liabilities	33,135	14,388

Stockholders' equity
Preferred stock
$.001 par value, 5,000,000 shares authorized,
none outstanding	—	—
Common stock
$.001 par value, 75,000,000 shares authorized,
35,912,107 and 35,606,482 shares outstanding	36	35
Additional paid-in capital	200,510	188,126
Retained earnings	185,137	174,641
Accumulated other comprehensive loss	(1,027)	(52)

Total stockholders' equity	384,656	362,750

Total liabilities and stockholders' equity	$865,709	$828,845

See accompanying notes to the consolidated financial statements.

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HEALTHWAYS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended November 30,
	2007	2006
Cash flows from operating activities:
Net income	$11,183	$11,834
Adjustments to reconcile net income to net cash provided by
operating activities, net of business acquisitions:
Depreciation and amortization	10,458	6,818
Amortization of deferred loan costs	292	120
Share-based employee compensation expense	4,162	4,044
Excess tax benefits from share-based payment arrangements	(5,385)	(1,240)
Increase in accounts receivable, net	(20,204)	(7,441)
Decrease (increase) in other current assets	1,393	(500)
Increase in accounts payable	1,189	2,988
Increase (decrease) in accrued salaries and benefits	5,649	(21,091)
Increase in other current liabilities	15,796	14,007
Deferred income taxes	(2,937)	(2,461)
Other	3,645	520
Decrease in other assets	346	1,767
Payments on other long-term liabilities	(111)	—
Net cash flows provided by operating activities	25,476	9,365

Cash flows from investing activities:
Acquisition of property and equipment	(15,999)	(3,865)
Acquisitions, net of cash acquired	(106)	(866)
Other, net	—	(13)
Net cash flows used in investing activities	(16,105)	(4,744)

Cash flows from financing activities:
Deferred loan costs	—	(105)
Excess tax benefits from share-based payment arrangements	5,385	1,240
Payments of long-term debt	(10,551)	(43)
Exercise of stock options	2,668	1,397
Net cash flows (used in) provided by financing activities	(2,498)	2,489

Net increase in cash and cash equivalents	6,873	7,110

Cash and cash equivalents, beginning of period	47,655	154,792

Cash and cash equivalents, end of period	$54,528	$161,902

See accompanying notes to the consolidated financial statements.

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